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                                                       Exhibit q(iii).


                             POWER OF ATTORNEY
                              WITH RESPECT TO
                     BARCLAYS GLOBAL INVESTORS FUNDS AND
                         MASTER INVESTMENT PORTFOLIOS


Know all men by these presents that each of the Trustees of Barclays Global Investors Funds and Master Investment Portfolios (the "Trusts") whose names and signatures appear below, constitutes and appoints Lee T. Kranefuss, Michael Latham, Marco E. Adelfio and Susan C. Mosher, his or her attorneys-in-fact, with power of substitution, and each of them in any and all capacities, to sign any registration statements and amendments thereto for the Trusts and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.


                                                            April 18, 2003


/s/ MARY G.F. BITTERMAN                      /s/ JACK S. EUPHRAT
----------------------------                 --------------------------------
Name: Mary G.F. Bitterman                    Name: Jack S. Euphrat

/s/ W. RODNEY HUGHES                         /s/ LEE T. KRANEFUSS
----------------------------                 --------------------------------
Name: W. Rodney Hughes                       Name: Lee T. Kranefuss

/s/ RICHARD K. LYONS                        /s/ LEO SOONG
----------------------------                 --------------------------------
Name: Richard K. Lyons                       Name: Leo Soong